Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

Cutera Reports Third Quarter 2009 Results

BRISBANE, Calif., November 2, 2009 -- Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter ended September 30, 2009.

Financial Highlights for the third quarter of 2009 include:
•	Revenue increased by 4% to $12.2 million, compared to $11.7 million in the second quarter of 2009.
•	Gross margin improved to 60%, compared to 56% in the second quarter of 2009.
•	Cash from operations was approximately breakeven.
•
Net loss was $13.5 million, or $1.01 per diluted share, which included a $12.3 million, or $0.92 per diluted share, non-cash tax charge, to establish a valuation allowance against our U.S. deferred tax assets.

Kevin Connors, President and CEO of Cutera, stated, “We experienced an improvement in our third quarter 2009 revenue. It is important to note that, in our industry, traditionally the third quarter is seasonally softer than the second quarter. Our customers continue to experience demand for our products from end users, however, many of our current and prospective customers remain reluctant to make major capital equipment purchases or are unable to obtain financing during these challenging economic times.  In the current market environment, we believe that the core market of dermatologists, plastic surgeons and other established medical offices provides us with the best opportunities in our industry. Therefore, we are actively refocusing our sales, marketing and new product development efforts on this market segment.

We have significantly improved our gross margin and operating expenses, when compared to the second quarter of 2009.  We believe these improvements are resulting from our first half restructuring efforts, which incorporated many cost reduction measures. We remain focused on increasing revenue levels and to leverage our business model, which we expect will result in increased profits.  As a result of the recent restructuring activities, we believe our current operating model will result in breakeven profit performance when revenue is in the $14.0 - $15.0 million range.”

Mr. Connors concluded, “While the near-term prospects for our industry are difficult to predict due to the continuing economic uncertainty, we believe that our worldwide distribution network, strong balance sheet with $104.2 million in cash and investments – with no debt, a broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on November 2, 2009. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion and continue through 8:59 p.m. PT (11:59 p.m. ET) on November 16, 2009. In addition, you may call (877) 941-1427 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to grow its business, increase revenue, manage costs and expenses, generate additional cash, regain profitability, develop and commercialize existing and new products and applications, improve the performance of its worldwide sales and distribution network, and statements regarding long-term prospects and opportunities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the global economic crisis, which may reduce consumer demand for its products, cause potential customers to delay their purchase decisions and make it more difficult for some potential customers to obtain credit financing; its ability to increase revenue, manage costs and expenses and improve sales productivity and  performance worldwide; its ability to successfully develop and acquire new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to its operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 2, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's third quarter ended September 30, 2009 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	December 31,
	2009	2009	2008

Assets
Current assets:
Cash and cash equivalents	$34,302	$35,445	$36,540
Marketable investments	62,572	61,857	60,653
Accounts receivable, net	2,635	2,828	5,792
Inventories	7,884	8,702	9,927
Deferred tax asset	244	4,652	4,257
Other current assets and prepaid expenses	2,644	4,548	1,771
Total current assets	110,281	118,032	118,940

Property and equipment, net	939	1,101	1,357
Long-term investments	7,339	7,640	9,627
Intangibles, net	877	926	1,025
Deferred tax asset, net of current portion	-	6,165	6,527
Total assets	$119,436	$133,864	$137,476

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,212	$1,127	$1,690
Accrued liabilities	7,281	7,737	8,848
Deferred revenue	6,295	6,506	6,758
Total current liabilities	14,788	15,370	17,296

Deferred rent	1,548	1,603	1,713
Deferred revenue, net of current portion	2,331	3,134	4,907
Income tax liability	882	1,367	1,452
Total liabilities	19,549	21,474	25,368

Stockholders’ equity:
Common stock	13	13	13
Additional paid-in capital	84,148	82,985	80,318
Retained earnings	17,247	30,741	31,410
Accumulated other comprehensive income (loss)	(1,521)	(1,349)	367
Total stockholders’ equity	99,887	112,390	112,108
Total liabilities and stockholders’ equity	$119,436	$133,864	$137,476

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008

Net revenue	$12,171	$11,665	$19,110
Cost of revenue	4,910	5,130	7,823
Gross profit	7,261	6,535	11,287

Operating expenses:
Sales and marketing	5,112	6,071	8,076
Research and development	1,684	1,495	1,828
General and administrative	2,121	3,616	2,583
Total operating expenses	8,917	11,182	12,487
Loss from operations	(1,656)	(4,647)	(1,200)
Interest and other income, net	288	511	733
Other-than-temporary impairments on long-term investments	-	-	(2,372)
Loss before income taxes	(1,368)	(4,136)	(2,839)
Provision (benefit) for income taxes	12,126	(1,772)	(86)
Net loss	$(13,494)	$(2,364)	$(2,753)

Net loss per share:
Basic	$(1.01)	$(0.18)	$(0.22)
Diluted	$(1.01)	$(0.18)	$(0.22)

Weighted-average number of shares used in per share calculations:
Basic	13,382	13,317	12,780
Diluted	13,382	13,317	12,780

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
Cash flows from operating activities:
Net loss	$(13,494)	$(2,364)	$(2,753)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	895	1,456	1,326
Tax benefit (deficit) from stock-based compensation	111	(86)	100
Depreciation and amortization	211	225	220
Provision for excess and obsolete inventories	(256)	130	(78)
Other-than-temporary impairments on long-term investments	-	-	2,372
Change in allowance for doubtful accounts	(3)	498	60
Change in deferred tax asset and deferred tax liability	10,506	139	168
Changes in assets and liabilities:
Accounts receivable	196	1,936	2,611
Inventories	1,074	1,014	(66)
Other current assets and prepaid expenses	2,539	(1,054)	173
Accounts payable	85	(408)	206
Accrued liabilities	(575)	(429)	(1,634)
Deferred rent	64	(55)	19
Deferred revenue	(1,014)	(957)	336
Income tax liability	(485)	(54)	(191)
Net cash provided by (used in) operating activities	(146)	(9)	2,869

Cash flows from investing activities:
Acquisition of property and equipment	-	(36)	(317)
Proceeds from sales of marketable and long-term investments	4,442	9,774	8,774
Proceeds from maturities of marketable investments	8,315	1,100	8,480
Purchase of marketable and long-term investments	(13,911)	(11,342)	(13,590)
Net cash provided by (used in) investing activities	(1,154)	(504)	3,347

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	157	165	3
Net cash provided by financing activities	157	165	3

Net increase (decrease) in cash and cash equivalents	(1,143)	(348)	6,219
Cash and cash equivalents at beginning of period	35,445	35,793	20,464
Cash and cash equivalents at end of period	$34,302	$35,445	$26,683

CUTERA, INC.
CONSOLIDATED REVENUE HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	September 30,		June 30,		September 30,
	2009		2009		2008

Revenue By Geography:
United States	$4,825	40%	$4,551	39%	$9,498	50%
International	7,346	60%	7,114	61%	9,612	50%
	$12,171		$11,665		$19,110

Revenue By Product Category:
Products	$6,322	52%	$5,664	49%	$12,920	68%
Product upgrades	1,352	11%	1,201	10%	1,948	10%
Service	3,210	26%	3,397	29%	2,920	15%
Titan refills	1,287	11%	1,403	12%	1,322	7%
	$12,171		$11,665		$19,110